UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2019, XPO Logistics, Inc. (the “Company”) entered into that certain Amendment No. 3 to Second Amended and Restated Revolving Loan Credit Agreement (the “Amendment”), by and among the Company, certain subsidiaries signatory thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., in its capacity as agent (the “Agent”), amending that certain Second Amended and Restated Revolving Loan Credit Agreement, dated as of October 30, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, the “Existing ABL Credit Agreement” and, as amended by the Amendment, the “Amended ABL Credit Agreement”), by and among the Company, certain subsidiaries signatory thereto, the lenders party thereto and the Agent.

The Amendment amends the Existing ABL Credit Agreement to, among other things: (i) extend the maturity date thereof to April 30, 2024 (subject, in certain circumstances, to a springing maturity if more than $200 million of the Company’s senior notes due 2022, senior notes due 2023 or certain refinancings thereof remain outstanding 91 days prior to their respective maturity); (ii) increase the aggregate principal amount of the commitments thereunder to $1.1 billion; (iii) reduce the interest rate margin and commitment fees thereunder; and (iv) make certain other changes to the covenants and other provisions therein.

Loans under the Amended ABL Credit Agreement are secured on a first lien basis by the assets of the credit parties that constitute ABL Priority Collateral (as defined therein), and on a second lien basis by certain other assets.

Loans under the Amended ABL Credit Agreement will bear interest at a rate equal to LIBOR or base rate plus an applicable margin of 1.25% to 1.50%, in the case of LIBOR loans, and 0.25% to 0.50%, in the case of base rate loans.

The Amended ABL Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary for agreements of this nature.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1

Amendment No. 3 to Second Amended and Restated Revolving Loan Credit Agreement, dated as of April 30, 2019, by and among XPO Logistics, Inc., certain subsidiaries signatory thereto, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 1, 2019	XPO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Senior Vice President, Corporate Counsel